                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 15, 2005

                         Parkvale Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)

        Pennsylvania                      0-17411                 25-1556590
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania                     15146
      (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (412) 373-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On December 15, 2005, the Boards of Directors of Parkvale Financial Corporation (the "Company") and Parkvale Savings Bank ("the Bank"), the operating subsidiary, approved an Amended and Restated Employment Agreement with Robert J. McCarthy, Jr. and Amended and Restated Change in Control Severance Agreements with Timothy G. Rubritz and Gail B. Anwyll to comply with Section 409A of the Internal Revenue Code (the "Code").

     The employment and change in control agreements were revised to use the definitions of change in control and disability set forth in Section 409A of the Code. There are certain events that would have triggered the old change in control definition but which will not trigger the new change in control defintion. Language was also added to provide that if any of the fringe benefits would trigger the tax and interest penalties imposed by
     Section 409A if the benefits are provided in kind, then a cash payment will be made in lieu of such benefits. The agreements also permit further amendments to be made by the Company and the Bank to the extent necessary to comply with Section 409A after the final regulations are issued by the Internal Revenue Service.

     In addition, the severance payable to Mr. McCarthy if his employment is terminated for various reasons, including following a change in control, was clarified and enhanced in certain respects. The language was revised to expressly include the continued use of an automobile and club dues. His severance will also be based on his then current base salary and his highest bonus in the prior three years, rather than his average salary and bonus for the prior three years. The cash severance will also reflect the employer contributions to various benefit plans on behalf of Mr. McCarthy. The severance language was revised in light of the new, more restrictive definition of a change in control and in exchange for a reduction in Mr. McCarthy's right to a gross-up payment for purposes of Section 280G of the Code. Mr. McCarthy's employment agreement was revised so that his right to a gross-up payment for Section 280G purposes is not triggered unless his total parachute payments exceed his Section 280G threshold by more than 5%. In the event his total parachute payments exceed his Section 280G threshold by less than 5%, then Mr McCarthy's total parachute payments will be reduced below his Section 280G threshold.

     The Company has a discretionary bonus plan in place with monthly accruals recorded throughout the calendar year. On December 15, 2005, the Bank approved the establishment of base salaries and authorized discretionary bonus amounts payable in January 2006 for the Bank's officers as follows:

                           Salary         Bonus
                          --------      --------
Robert J. McCarthy, Jr.   $350,000(a)   $225,000(b)
Timothy G. Rubritz        $146,400      $ 55,000
Gail B. Anwyll            $ 90,492      $ 30,000
Thomas R. Ondek           $ 94,680      $ 32,000
Gilbert A. Riazzi         $105,000      $ 30,000

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(a)  Mr. McCarthy's salary for 2006 is the same as his salary for 2005.

(b) The bonus payable to Mr. McCarthy in January 2006 is the same as the bonus paid to him in January 2005.


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Item 9.01 Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

     (d)  The following exhibits are included with this Report:

Exhibit No.   Description
-----------   -----------
10 (I)        Amended and Restated Employment Agreement among Parkvale Financial
              Corporation, Parkvale Savings Bank and Robert J. McCarthy, Jr.

10 (II)       Amended and Restated Change in Control Severance Agreement among
              Parkvale Financial Corporation, Parkvale Savings Bank and Timothy
              G. Rubritz

10 (III)      Amended and Restated Change in Control Severance Agreement among
              Parkvale Financial Corporation, Parkvale Savings Bank and Gail B.
              Anwyll


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PARKVALE FINANCIAL CORPORATION


                                        By: /s/ Robert J . McCarthy, Jr.
                                            ------------------------------------
                                        Name: Robert J. McCarthy, Jr.
                                        Title: President and Chief Executive
                                               Officer

Date: December 21, 2005


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